Exhibit 10.2

INDENTURE

Dated as of December 15, 2004

among

CARROLS CORPORATION, as Issuer,

The SUBSIDIARY GUARANTORS named herein

and

THE BANK OF NEW YORK, as Trustee

$180,000,000

9% Senior Subordinated Notes due 2013, Series A

9% Senior Subordinated Notes due 2013, Series B

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08	, 7.10.
(b)	7.08	; 7.10; 13.02
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	13.03
(c)	13.03
313 (a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06;	13.02
(d)	7.06
314 (a)	4.14;	4.19; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315 (a)	7.01	(b)
(b)	7.05;	13.02
(c)	7.01	(a)
(d)	7.01	(c)
(e)	6.11
316 (a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	10.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	13.01

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

v

INDENTURE dated as of December 15, 2004, among CARROLS CORPORATION, a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS named herein and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

“Additional Restricted Securities” has the meaning set forth in Section 2.01(b).

“Additional Securities” means Additional Restricted Securities and Additional Unrestricted Securities.

“Additional Unrestricted Securities” has the meaning set forth in Section 2.01(a).

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.09.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.01(e).

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person of;

(1) any Capital Stock of any Restricted Subsidiary or

(2) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business;

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million;

(2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01; or

(3) transactions resulting in a Partnership Investment and a Partnership Loan.

“Bankruptcy Law” has the meaning set forth in Section 6.01.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee of that board of directors.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

“Capital Stock” means:

(1) in the case of a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of the corporation; and

(2) in the case of a Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States Government or issued by any United States Government agency and backed by the full faith and credit of the United States maturing within one year from the date of acquisition;

(2) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality of any state maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition issued by any bank organized under the laws of the United States or any state of the United States or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition combined capital and surplus of at least $250,000,000;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or Holdings;

(3) prior to the earlier to occur of (i) the first public offering of Capital Stock of Holdings or (ii) the first public offering of Capital Stock of the Company, either

(a) the Permitted Holders cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by Holdings or otherwise; or

(b) any “person” or “group” of related persons (as defined in clause (1) above), other than the Permitted Holders, is or becomes the beneficial owner (as defined in subclause (a) above), directly or indirectly, of more of the total voting power of the Voting Stock of the Company than the Permitted Holders;

(4) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as defined in clause (1) above), other than the Permitted Holders, becomes the “beneficial owner” (as defined is subclause (3)(a) above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company or Holdings;

(5) the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors; or

(6) the Company or Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company, Holdings or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Offer” has the meaning set forth in Section 4.10(a).

“Change of Control Payment” has the meaning set forth in Section 4.10(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.10(c)(2).

“Commodity Obligations” means the obligations of any Person pursuant to any commodity futures contract, commodity option or other similar agreement or arrangement.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum, without duplication, of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby,

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary,

unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b) Consolidated Interest Expense;

(c) Consolidated Non-Cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d) non-recurring cash fees, charges or other expenses in an amount not greater than $2.35 million made or incurred in the fiscal quarter ended September 30, 2004 in connection with the abandonment of proposed strategic transactions and securities offerings; and

(e) any non-recurring cash fees, charges or other expenses made or incurred in connection with the offering of the Initial Securities, the entry into and borrowings under the Senior Credit Facility, the acceptance for payment or redemption of all of the Company’ 9½% Senior Subordinated Notes due 2008 and the payment of a dividend of a portion of the proceeds of the Initial Securities and borrowing under the Senior Credit Facility to Holdings.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition, for purposes of calculating the “Consolidated Fixed Charge Coverage Ratio,” “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to the items described in clauses (1) and (2) below. The pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company and shall comply, to the extent not inconsistent with the provisions of clauses (1) and (2) below, with the requirements of Rule 11-02 of Regulation S-X under the Securities Act. The pro forma calculations shall give effect to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, occurred on the first day of the Four Quarter Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition, including the incurrence, assumption or liability for any such

Acquired Indebtedness, occurred on the first day of the Four Quarter Period in the case of Asset Acquisitions or immediately prior to the first day of the Four Quarter Period in the case of Asset Sales.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio:”

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the product of (a) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid with respect to such Preferred Stock held by such Person or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including;

(a) any amortization of debt discount (and excluding the amortization or write-off of capitalized debt issuance costs),

(b) the net costs under Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations,

(c) all capitalized interest, and

(d) the interest portion of any deferred payment obligation; and

(2) the interest component of Capitalized Lease Obligations, in each case paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

In addition, for purposes of calculating “Consolidated Interest Expense,” the Sale and Leaseback Transactions relating to the Lease Financing Obligations shall be treated as Sale and Leaseback Transactions and not financing transactions as described under the definition of “Consolidated Net Income” below.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

(1) after-tax gains from Asset Sales or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary or nonrecurring gains;

(3) the net income (but not loss) of any Restricted Subsidiary of the specified Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4) the net income of any Person, other than a Restricted Subsidiary, except, for purposes of Section 4.05, to the extent of cash dividends or distributions paid to the specified Person or to a Restricted Subsidiary of the specified Person by such Person unless, and to the extent, in the case of a Restricted Subsidiary who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (3) above;

(5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6) income or loss attributable to discontinued operations, including operations disposed of during such period whether or not such operations were classified as discontinued;

(7) in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8) loss or expenses attributable to the combination on October 27, 2004 by Holdings of all of its series of authorized common stock into one series of common stock;

(9) loss or expenses attributable to the distribution or payment by the Company to any employees (including management) or directors who hold options to purchase Holdings Capital Stock within a reasonable time after the Issue Date with the proceeds from the offering of the Initial Securities and the borrowings under the Senior Credit Facility as described in the offering memorandum relating to the Initial Securities;

(10) loss or expenses attributable to either

(a) the payment of any dividends or distributions by the Company to Holdings that Holdings promptly applies to repurchase options to purchase Holdings’ Capital Stock held by a former employee or

(b) payment made by the Company to such former employee in consideration for the cancellation of such former employee’s options to purchase Holdings’ Capital Stock; provided,

however, that the aggregate amount of such dividends or distributions or payments shall not exceed $3.0 million;

(11) loss or expenses attributable to non-cash expenses relating to stock options or other equity compensation grants or plans; and

(12) consolidated impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 “Goodwill and Other Intangibles” and Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets,” or any successor pronouncements.

In addition, for purposes of calculating “Consolidated Net Income,” (i) there shall be an add-back of amortization associated with the excess of purchase price over the value allocated to tangible property or assets acquired by the Company or its Restricted Subsidiaries and (ii) the Sale and Leaseback Transactions relating to the Lease Financing Obligations shall be treated as Sale and Leaseback Transactions and not financing transactions (including treating any leases relating to such Lease Financing Obligations as operating leases, i.e. (A) reducing depreciation expense for the property and plant subject to the Lease Financing Obligations as if they were Sale and Leaseback Transactions and (B) characterizing the lease payments as rent expense for the restaurants under Sale and Leaseback Transactions instead of principal repayments and interest expense under a financing transaction).

“Consolidated Non-Cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

“Currency Swap Obligations” means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or similar agreement.

“Custodian” has the meaning set forth in Section 6.01.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.12.

“Defeasance Trust Payment” has the meaning set forth in Section 8.02(a).

“Definitive Securities” means certificated Securities.

“Depository” means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

“Designated Guarantor Senior Indebtedness” means, with respect to a Subsidiary Guarantor, (1) the Guarantee by such Subsidiary Guarantor of the Senior Credit Facility (to the extent such Guarantee of the Senior Credit Facility constitutes Guarantor Senior Indebtedness) and (2) any other Guarantor Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20.0 million and is specifically designated in the instrument evidencing or governing such Guarantor Senior Indebtedness as “Designated Guarantor Senior Indebtedness” for purposes of this Indenture.

“Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facility; and

(2) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $20.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is “Designated Senior Indebtedness” for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

“Designation” has the meaning set forth in Section 4.12(a).

“Designation Amount” has the meaning set forth in Section 4.12(a).

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Securities.

“Equity Offering Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Proceeds” has the meaning set forth in Section 4.06.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until the amounts are repaid.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Global Note” has the meaning set forth in Section 2.01(b).

“Exchange Securities” means the securities issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in a Registration Rights Agreement.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Final Maturity Date” means January 15, 2013.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” above.

“Funding Guarantor” has the meaning set forth in Section 11.05.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Securities” has the meaning set forth in Section 2.01(b).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Senior Indebtedness” means, with respect to any Subsidiary Guarantor, at any date:

(1) all obligations of such Subsidiary Guarantor under the Senior Credit Facility;

(2) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of such Subsidiary Guarantor;

(3) all obligations of such Subsidiary Guarantor under standby letters of credit; and

(4) all other Indebtedness of such Subsidiary Guarantor, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of such Subsidiary Guarantor is incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor, and all renewals, extensions, modifications, amendments or refinancings thereof.

Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include:

(1) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes;

(2) any Indebtedness among or between such Subsidiary Guarantor and the Company or any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(3) to the extent that it may constitute Indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business;

(4) that portion of any Indebtedness that is incurred in violation of this Indenture;

(5) Indebtedness evidenced by the Subsidiary Guarantees;

(6) Indebtedness of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor;

(7) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements;

(8) any Indebtedness or obligation that is senior subordinated Indebtedness; and

(9) any obligation that by operation of law is subordinate to any general unsecured obligations of such Subsidiary Guarantor. No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

“Holder” means the registered holder of any Security.

“Holdings” means Carrols Holdings Corporation, including any successor thereto.

“incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, in respect of such Indebtedness or other obligation (and “incurrence,” “incurred” and “incurring” shall have meanings correlative to the foregoing). Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary shall be deemed to be incurred at such time. The accrual of interest or the accretion of original issue discount shall not be deemed to be an incurrence.

“Indebtedness” means with respect to any Person, without duplication:

(1) all indebtedness of such Person for borrowed money;

(2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(5) reimbursement obligations of such Person on any letter of credit, banker’s acceptance or similar credit transaction;

(6) Guarantees and other contingent obligations in respect of indebtedness or obligations referred to in clauses (1) through (5) above and clause (8) below;

(7) all obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

(8) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a firm:

(1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and

(2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Purchasers” means J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc., Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc.

“Initial Securities” means the 9% Senior Subordinated Notes due 2013, Series A, of the Company.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

“Institutional Accredited Investor” or “IAI” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Institutional Accredited Investor Notes” has the meaning set forth in Section 2.01(b).

“Institutional Accredited Investor Global Note” has the meaning set forth in Section 2.01(b).

“interest” means, with respect to the Securities, the sum of any cash interest and any Additional Interest (as defined in the Registration Rights Agreement), including Defaulted Interest, on the Securities.

“Interest Payment Date” means each semiannual interest payment date on January 15 and July 15 of each year, commencing July 15, 2005.

“Interest Record Date” for the interest payable on any Interest Payment Date (except a date for payment of Defaulted Interest) means the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including a Guarantee) or capital contribution to, or any purchase or acquisition by, such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person, but shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.05:

(1) “Investment” shall include the applicable Designation Amount of any Restricted Subsidiary as an Unrestricted Subsidiary at the time of the Designation; and

(2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means the original issue date of the Initial Securities, December 15, 2004.

“Lease Financing Obligations” means the lease financing obligations related to real property leases entered into in connection with Sale and Leaseback Transactions in an aggregate amount of $83.0 million as of September 30, 2004, and any lease financing obligations that arise with respect to the reclassification of Sale and Leaseback Transactions entered into prior to or after the Issue Date; provided that such reclassification is the result of (i) a change in GAAP accounting rules or interpretive releases or literature or (ii) any requirements by the independent auditors of the Company.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, other than the portion of any such deferred payment constituting interest, received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale, including legal, accounting and investment banking fees and sales commissions;

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale.

“Net Proceeds Offer” has the meaning set forth in Section 4.06(a).

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.06(a).

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.06(a).

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.06(a).

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Officer” means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Partnership Investments” mean Investments by the Company or a Restricted Subsidiary in a Person:

(1) which holds one or more restaurant franchises;

(2) in which the Company or a Restricted Subsidiary has at least a 20% equity interest and the remaining equity interest is held by a former employee of the Company or a Restricted Subsidiary; and

(3) which has outstanding Partnership Loans, consistent with past practice.

“Partnership Loans” means loans made by the Company or a Restricted Subsidiary to an entity:

(1) in which the Company or a Restricted Subsidiary has a Partnership Investment; and

(2) which finance the acquisition of assets from the Company or a Restricted Subsidiary at fair market value.

“Paying Agent” has the meaning set forth in Section 2.03.

“Payment Blockage Notice” see Section 8.02(a).

“Payment Blockage Period” see Section 8.02(a).

“Permitted Business” means the business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any other similar or reasonably related businesses.

“Permitted Holders” means BIB Holdings (Bermuda) Ltd., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli, Daniel T. Accordino, Michael A. Biviano, Paul R. Flanders, James E. Tunnessen or Joseph A. Zirkman or their respective affiliates or, in the case of a natural person, any entity of which the controlling owners or beneficiaries consist of such natural person or family members of such natural person.

“Permitted Indebtedness” has the meaning set forth in Section 4.03.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary in any Person that immediately after such Investment will be a Restricted Subsidiary of the Company;

(2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated pursuant to a written agreement, to the obligations of the Company under the Securities and this Indenture;

(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business and permitted by applicable law for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(5) Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.06;

(8) Partnership Loans and Partnership Investments in an aggregate amount not to exceed $5.0 million (without duplication) at any one time outstanding;

(9) Investments made by the Company or any Restricted Subsidiary of the Company in a Restricted Subsidiary of the Company; and

(10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $10.0 million; provided, that the primary business of such Person is a Permitted Business; provided, however, that to the extent that any Permitted Investment pursuant to this clause (10) is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or the Company or a Restricted Subsidiary otherwise receives a cash or Cash Equivalent distribution or other return on such Permitted Investment, the Company shall be able to make additional Permitted Investments pursuant to this clause (10) in an amount equal to the lesser of (i) the cash or Cash Equivalent return of capital or other distribution or return with respect to such Permitted Investment, including without limitation repayment of principal of any such Permitted Investment constituting a loan or advance (less any cost of disposition) and (ii) $10.0 million; provided, further, that the amount of any such cash or Cash Equivalent return of capital or other distribution or return pursuant to subclause (i) immediately preceding this proviso, if applied to increase the availability of Permitted Investments pursuant to this clause (10), shall be included in determining the amount of Restricted Payments made under the first paragraph of Section 4.05 to the extent that such amounts were included in the calculation of Consolidated Net Income pursuant to such paragraph.

“Permitted Junior Securities” means any securities of the Company or any other Person that are:

(1) equity securities without special covenants; or

(2) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which:

(a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the Issue Date;

(b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the Issue Date; and

(c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

“Permitted Liens” means:

(1) Liens imposed by law such as carriers’, warehousemen’s, landlords’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

(2) Liens existing on the Issue Date;

(3) Liens securing only the Securities;

(4) Liens in favor of the Company or any Restricted Subsidiary;

(5) Liens securing Interest Swap Obligations of the Company so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same type of property securing the Interest Swap Obligations;

(6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(7) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(8) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers’ compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business;

(9) judgment Liens not giving rise to an Event of Default;

(10) Liens securing letters of credit entered into in the ordinary course of business;

(11) Liens securing Purchase Money Indebtedness so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same type of property securing the Purchase Money Indebtedness; and

(12) Liens securing Capital Lease Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same type of property securing the Capital Lease Obligations.

“Permitted Refinancing” means, with respect to any Indebtedness of any Person, any Refinancing of such Indebtedness; provided, however, that:

(a) such Indebtedness shall not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing;

(b) such Indebtedness other than Senior Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; and

(c) if the Indebtedness being Refinanced is subordinate or junior to the Securities, then such Refinancing Indebtedness shall be subordinate or junior to the Securities, as applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision of a governmental agency.

“Post-Petition Interest” means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

“Private Placement Legend” means the legend initially set forth on the Initial Securities in one of the forms set forth in Section 2.01(d) hereto.

“Public Equity Offering” means an underwritten public offering of Qualified Capital Stock of Holdings or the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided, however, that in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price, plus accrued interest to the date of redemption of the Securities to be redeemed pursuant to paragraph 6 of the Securities.

“Purchase Agreement” means the Purchase Agreement dated as of December 9, 2004, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, including restaurant properties and related franchises and other intangibles; provided, however:

(1) the Indebtedness shall not exceed 75% of the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed;

(2) the Indebtedness constituting such Indebtedness, other than the refinancing of such Indebtedness, shall have initially been incurred within 270 days of the entering into or incurrence of such underlying obligation; and

(3) the Lien securing such Indebtedness shall be created within 270 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 270 days of such refinancing.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act.

“redeem” means redeem, repurchase, defease or otherwise acquire or retire for value; and “redemption” and “redeemed” have correlative meanings.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“redemption price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

“Reference Date” has the meaning set forth in Section 4.05.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of December 15, 2004, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” has the meaning set forth in Section 2.01(b).

“Regulation S Global Note” has the meaning set forth in Section 2.01(b).

“Replacement Assets” means, with respect to an Asset Sale, properties and assets that replace the properties and assets that were the subject of such Asset Sale or properties and assets that will be used in a Permitted Business, or the Capital Stock of an entity all of whose assets constitute Replacement Assets.

“Representative” means the Trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Resale Restriction Termination Date” has the meaning set forth in Section 2.06(a).

“Restricted Payment” has the meaning set forth in Section 4.05.

“Restricted Period” means the “distribution compliance period” applicable to the Company described in Regulation S.

“Restricted Security” has the meaning set forth in Section 2.01(a).

“Restricted Subsidiary” means any Subsidiary of the Company that at the time of determination is not an Unrestricted Subsidiary.

“Revocation” has the meaning set forth in Section 4.12(c).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.01(b).

“Rule 144A Notes” has the meaning set forth in Section 2.01(b).

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“S&P” means Standard & Poor’s Rating Services.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities” means, collectively, the Initial Securities, the Exchange Securities and any Additional Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Securities Custodian” means the custodian with respect to the Global Securities (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Securities Register” has the meaning set forth in Section 2.03.

“Senior Credit Facility” means the Loan Agreement dated as of December 15, 2004, among the Company, JPMorgan Chase Bank, N.A., as agent, and the lenders party to the agreement in their capacities as lenders, together with the related documents (including any Guarantee agreements and security documents), in each case as such agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.03) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder, all or any portion of Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, or group of lenders; provided that the Senior Credit Facility shall not (i) include Indebtedness issued, created or incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (ii) relate to Indebtedness that does not consist exclusively of Senior Indebtedness or Guarantor Senior Indebtedness.

“Senior Indebtedness” means, as to any Person, at any date:

(1) all obligations of such Person under the Senior Credit Facility;

(2) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of such Person;

(3) all obligations of such Person under standby letters of credit; and

(4) all other Indebtedness of such Person, including principal, premium, if any, and interest, including Post-Petition Interest, on such Indebtedness, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or Refinancings thereof.

Notwithstanding the foregoing, Senior Indebtedness shall not include:

(1) any obligation for federal, state, local or other taxes;

(2) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(3) any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business;

(4) that portion of any Indebtedness that is incurred in violation of this Indenture;

(5) Indebtedness evidenced by the Securities;

(6) Indebtedness of such Person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person;

(7) any obligation owing under leases, other than Capitalized Lease Obligations, including financing leases, or management agreements;

(8) any Indebtedness or obligation that is senior subordinated Indebtedness; and

(9) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company. No Indebtedness shall be deemed to be subordinated to other Indebtedness solely because such other Indebtedness is secured.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Special Interest Payment Date” has the meaning set forth in Section 2.12(a).

“Special Record Date” has the meaning set forth in Section 2.12(a).

“Stated Maturity,” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary,” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary Guarantee” has the meaning set forth in Section 11.01.

“Subsidiary Guarantor” means each of:

(1) Cabana Bevco LLC, Cabana Beverages, Inc., Carrols J.G. Corp., Carrols Realty Holdings Corp., Carrols Realty I Corp., Carrols Realty II Corp., Get Real, Inc., Pollo Franchise, Inc., Pollo Operations, Inc., Quanta Advertising Corp., Taco Cabana, Inc., TC Bevco LLC, TC Lease Holdings III, V and VI, Inc., T.C. Management, Inc., Texas Taco Cabana, L.P. and TP Acquisition Corp.; and

(2) each of the Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor.

“Surviving Entity” has the meaning set forth in Section 5.01(a).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the Issue Date (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” above.

“Trust Officer” means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided in Section 4.12 and

(2) any Subsidiary of an Unrestricted Subsidiary.

On the Issue Date, Cabana Club of Lewisville No. One, Inc. (#139), Cabana Club of Ft. Worth, Inc. (#146), Cabana Club of Conroe, Inc. (#149), Cabana Club of Pasadena, Inc. (#176), Cabana Club of Webb Chapel, Inc. (#191), Cabana Club of Preston, Inc. (#194), Cabana Club of Plano, Inc. (#197), Cabana Club of Lewisville No. Two, Inc. (#232), Cabana Club of McKinney, Inc. (#240), Cabana Club of Denton, Inc (#248), Cabana Club of Broadway, Inc. (#266), Cabana Club of Cockrell Hill, Inc. (#265), Carrols Enterprises, Inc., Colorado Cabana, Inc., Taco Cabana Atlanta, Inc., Two Pesos Private Club #1 (#701) and Two Pesos Private Club #3 (#703) shall be the only Unrestricted Subsidiaries.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the then outstanding aggregate principal amount of such Indebtedness; into

(2) the sum of the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

Section 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Subsidiary Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, a Subsidiary Guarantor or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(7) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(8) all amounts expressed in this Indenture or in any of the Securities in terms of money refer to the lawful currency of the United States;

(9) provisions apply to successive events and transactions; and

(10) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.01. Form; Dating and Terms.

(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $180,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.06, 2.07, 2.10 or 10.5 or in connection with a Change of Control Offer pursuant to Section 4.10. Securities shall be dated the date of their authentication.

The Initial Securities shall be known and designated as “9% Senior Subordinated Notes due 2013, Series A” of the Company. Additional Securities issued as securities bearing one of the Private Placement Legends (“Restricted Securities”) shall be known and designated as “9% Senior Subordinated Notes due 2013, Series A” of the Company. Additional Securities issued other than as Restricted Securities shall be known and designated as “9% Senior Subordinated Notes due 2013, Series B” of the Company (“Additional Unrestricted Securities”), and Exchange Securities shall be known and designated as “9% Senior Subordinated Notes due 2013, Series B” of the Company.

With respect to any Additional Securities, the Company shall set forth in (a) a Board Resolution of the Company and (b) (i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(A) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(B) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

(C) whether such Additional Securities shall be Restricted Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

The Initial Securities, the Exchange Securities and any Additional Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Exchange Securities and any Additional Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

If any of the terms of any Additional Securities are established by action taken pursuant to a Board Resolution of the Company, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

(b) The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the “Additional Restricted Securities”) will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Securities and Additional Restricted Securities offered and sold to QIBs in the United States in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.01(d) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the Rule 144A Global Note and on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Securities and Additional Securities offered and sold outside the United States (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.01(d) (the “Regulation S Global Note”). The Regulation S Global Note will be deposited upon issuance with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the Restricted Period, interests in the Regulation S Global Note may be transferred to Non-U.S. Persons pursuant to Regulation S or to QIBs and IAIs in accordance with this Indenture.

The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the Regulation S Global Note and on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Securities and Additional Securities resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.01(d) (the “Institutional Accredited Investor Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the Institutional Accredited Investor Note and on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.01(d) (the “Exchange Global Note”). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Securities.”

The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.03; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Securities Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Securities represented by Definitive Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B and in Section 2.01(d). The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c) The Securities shall be issuable only in fully registered form, without interest coupons, and only in denominations of $1,000 and an integral multiple thereof.

(d) Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

(A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT

FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS AND WARRANTS THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY BY YOU WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

(B) the Regulation S Global Note shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS AND WARRANTS THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE

RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (EACH, A “PLAN”) OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY BY YOU WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.

(C) Each Global Security, whether or not an Initial Security, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(e) Book-Entry Provisions.

(i) This Section 2.01(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

(ii) Each Global Security initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.01(d).

(iii) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

(iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.01 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Securities of like tenor and amount.

(v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.01, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(vii) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(f) Definitive Securities.

(i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Company at any time that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, (B) the Company in its sole discretion executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable, subject to the procedures of the Depository or (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In the event of the occurrence of any of the events specified in clause (A), (B) or (C) of the preceding sentence, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

(ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.01(e)(iv) or (v) shall, except as otherwise provided by Section 2.06(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.01(d).

In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

Section 2.02. Execution and Authentication.

Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Officer’s signature, the Securities for the Company by manual or facsimile signature.

If an Officer or an Assistant Secretary whose signature is on a Security was an Officer or an Assistant Secretary, as the case may be, at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $180,000,000, (ii) Exchange Securities for issue only in an exchange offer or upon resale under an effective shelf registration statement, each as described in the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, and (iii) Additional Securities as authorized under this Indenture, in each case upon a written order of the Company in the form of an Officers’ Certificate. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Exchange Securities or Additional Securities and whether the Securities are to be issued as Definitive Securities or Global Securities and such other information as the Trustee may reasonably request.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

In case the Company, pursuant to Article V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article V, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and make available for delivery Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

Section 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Securities may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Except as provided herein, the Company or any Subsidiary Guarantor may act as Paying Agent, Registrar or co-Registrar.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.04. Paying Agent To Hold Assets in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Subsidiary Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company and the Subsidiary Guarantors shall otherwise comply with TIA § 312(a).

Section 2.06. Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Security, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D hereto from the proposed transferee and, if requested by the Company or the Trustee, the receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit E hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the Resale Restriction Termination Date, interests in a Rule 144A Note or an Institutional Accredited Investor Note may be transferred in accordance with applicable law without requiring the certifications set forth in Exhibits D or E hereto or any additional certification.

(b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment as set forth on the reverse of the Security, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit E hereto from the proposed transferor and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certifications set forth in Exhibits D or E hereto or any additional certification.

(c) Upon the transfer, exchange or replacement of Securities not bearing a Private Placement Legend, the Registrar shall deliver Securities that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing a Private Placement Legend, the Registrar shall deliver only Securities that bear a Private Placement Legend unless, (i) Initial Securities are being exchanged for Exchange Securities in an exchange offer as described in the Registration Rights Agreement, in which case the Exchange Securities shall not bear a Private Placement Legend, (ii) an Initial Security is being transferred pursuant to a shelf registration statement as described in the Registration Rights Agreement or other effective registration statement or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Private Placement Legend.

(d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

(e) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 10.05).

(iii) The Company (and the Registrar) shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, including without limitation the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.01(e) shall, except as otherwise provided by Section 2.06(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.01(d).

(vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Securities.

If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities.

Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

If on a Redemption Date, Net Proceeds Offer Payment Date, Change of Control Payment Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.09. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Subsidiary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities as to which the Trustee has received an Officer’s Certificate that such Securities are so owned shall be disregarded.

The Company shall notify the Trustee, in writing, when it, any Subsidiary Guarantor or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

Section 2.10. Temporary Securities.

In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

Section 2.11. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

At such time as all beneficial interests in a Global Security have been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 2.12. Defaulted Interest.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.03.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest

Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.13. CUSIP, Common Code and ISIN Numbers.

The Company in issuing the Securities may use “CUSIP,” “Common Code” or “ISIN” numbers and, if so, the Trustee shall use “CUSIP,” “Common Code” or “ISIN” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code or ISIN number. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code or ISIN number.

Section 2.14. Deposit of Moneys.

Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date, Change of Control Payment Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date, Change of Control Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Net Proceeds Offer Payment Date, Change of Control Payment Date or Final Maturity Date, as the case may be.

ARTICLE III

REDEMPTION

Section 3.01. Notices to Trustee.

If the Company wants to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

Section 3.02. Selection of Securities To Be Redeemed.

If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis or in such other manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Securities portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder’s registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Securities shall be mailed to each Holder whose Securities are to be redeemed in sufficient time so that such redemption will occur no later than 90 days after the date of the Closing of the relevant Public Equity Offering of Holdings or the Company.

Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP, Common Code and ISIN numbers, if applicable, thereon) and shall state:

(1) the Redemption Date;

(2) the redemption price;

(3) the name and address of the Paying Agent,

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent;

(6) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

(7) in the case of any redemption pursuant to paragraph 5 or 6 of the Securities, if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued; and

(8) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

At the Company’s written request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company’s name and at the Company’s expense.

Section 3.04. Effect of Notice of Redemption.

Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date. Subject to the provisions of Section 3.05, on and after the Redemption Date, interest ceases to accrue on the Securities or portions of them called for redemption.

Section 3.05. Deposit of Redemption Price.

On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of, including premium, if any, and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal, including premium, if any, and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

Section 3.06. Securities Redeemed in Part.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security. No Security will be redeemed in part unless all other Securities are also redeemed in part on a pro rata basis.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Securities.

The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities, the Registration Rights Agreement and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

The Company and the Subsidiary Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, the Subsidiary Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or the Subsidiary Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the United States, the jurisdiction of incorporation of any successor of the Company or any Subsidiary Guarantor or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities, the Subsidiary Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities. The Company or the Subsidiary Guarantors will agree to indemnify the Holders for any such taxes paid by such Holders.

Notwithstanding anything to the contrary contained in this Indenture, the Company or any Subsidiary Guarantor may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal, premium or interest payments hereunder.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02. The Company hereby initially designates the Trustee at its address set forth in Section 13.02 as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

Section 4.03. Limitation on Indebtedness.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness and the Company will not issue any Disqualified Capital Stock and will not permit its Restricted Subsidiaries to issue any Preferred Stock except Preferred Stock of a Restricted Subsidiary issued to, and as long as it is held by, the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided, however, that if no Default or Event of Default has occurred and is continuing, the Company or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, the Company may issue Disqualified Capital Stock and any Restricted Subsidiary may issue Preferred Stock, if, in any case, at the time of and immediately after giving pro forma effect to such incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock or Preferred Stock, as the case may be, and the use of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is greater than 2.0 to 1.0.

The foregoing paragraph will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) Indebtedness under the Initial Securities (but not including any other Additional Securities) and any related Exchange Securities, and Permitted Refinancings thereof;

(2) Indebtedness incurred pursuant to a credit facility, including the Senior Credit Facility, provided that the aggregate principal amount at any time outstanding does not exceed $370.0 million, less the aggregate principal amount of all principal repayments with the proceeds from Asset Sales utilized in accordance with Section 4.06(a);

(3) Existing Indebtedness;

(4) Permitted Refinancings of:

(a)	Existing Indebtedness to the extent reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon; and

(b)	Indebtedness incurred under the Consolidated Fixed Charge Coverage Ratio test of this Section 4.03;

(5) Interest Swap Obligations of the Company covering Indebtedness of the Company or any Restricted Subsidiary; provided that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(6) Currency Swap Obligations of the Company covering Indebtedness of the Company or any Restricted Subsidiary; provided that such Currency Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in currency exchange rates on obligations incurred in accordance with this Indenture to the extent the notional principal amount of such Currency Swap Obligation does not exceed the amount of the underlying obligation to which such Currency Swap Obligation relates;

(7) Commodity Obligations of the Company covering Indebtedness of the Company or any Restricted Subsidiary; provided that such Commodity Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries;

(8) Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

(9) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that:

(a)	any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the obligations of the Company under this Indenture and the Securities; and

(b)	if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted by this clause (9);

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently, except in the case of daylight overdrafts, drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(11) Indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or to the account of such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(12) Indebtedness represented by Capitalized Lease Obligations of the Company and its Restricted Subsidiaries with respect to leasehold improvements and equipment made in the ordinary course of business;

(13) Lease Financing Obligations;

(14) Purchase Money Indebtedness, in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

(15) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another clause of this definition of Permitted Indebtedness (including the Guarantee by the Company or any of its Restricted Subsidiaries of (i) the Initial Securities and the related Exchange Securities and (ii) Existing Indebtedness);

(16) Indebtedness incurred in respect of workers’ compensation claims, self insurance obligations, performance, surety and similar bonds and completion Guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(17) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.03 after giving effect to the incurrence of such Indebtedness pursuant to this clause (17);

(18) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition plus $5.0 million; and

(19) additional Indebtedness of the Company in an aggregate principal amount not to exceed $30.0 million at any one time outstanding.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 4.03:

(1) subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first or second paragraphs of this Section 4.03, the Company, in its sole discretion, will classify such item of Indebtedness on the date of incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the Issue Date under the Senior Credit Facility shall be deemed initially incurred on the Issue Date under clause (2) of the second paragraph of this Section 4.03 and not the first paragraph or any other clause of the second paragraph of this Section 4.03;

(3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) if obligations in respect of letters of credit are incurred pursuant to the Senior Credit Facility and are being treated as incurred pursuant to clause (2) of the second paragraph of this Section 4.03 and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness; and

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Section 4.04. Limitation on Layering.

The Company will not, and will not cause or permit any Subsidiary Guarantor to directly or indirectly incur, or be liable for any Indebtedness that expressly ranks senior in right of payment to the Securities or the Subsidiary Guarantees of such Subsidiary Guarantor, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

Section 4.05. Limitation on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Capital Stock of the Company (other than dividends or distributions payable in Qualified Capital Stock of the Company);

(2) redeem any of the Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, or maturity, any Indebtedness subordinate to the Securities;

(4) make any Investment (other than Permitted Investments) (all such payments and other actions set forth in clauses (1), (2), (3) and (4) above being collectively referred to as a “Restricted Payment”)

unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.03; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date, is less than or equal to the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such deficit), plus

(ii) 100% of the aggregate net cash proceeds received by the Company since the Issue Date and on or prior to the date of the Restricted Payment from any Person (other than one of the Company’s Subsidiaries) from the issue and sale of the Company’s Qualified Capital Stock or from any equity contribution from a holder of the Capital Stock of the Company (other than Qualified Capital Stock), or any equity contribution, the proceeds of which are to be used to redeem Securities pursuant to paragraph 6 of the Securities; plus

(iii) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company incurred after the Issue Date which has been converted into or exchanged for Qualified Capital Stock of the Company (minus the amount of any cash or property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

(iv) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person resulting from, without duplication:

(A) repurchases or redemptions of such Investments, proceeds realized upon the sale of such Investments to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any of the Restricted Subsidiaries; or

(B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the initial amount of the Restricted Payment in such Unrestricted Subsidiary;

provided that no amount shall be included under this clause (iv) to the extent already included in the calculation of Consolidated Net Income.

The preceding provisions of this Section 4.05 will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the redemption, repurchase, retirement, defeasance or other acquisition of any of the Company’s subordinated Indebtedness or Capital Stock in exchange for, or out of the net cash proceeds of the substantially concurrent sale of Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from the portion of Restricted Payments relating to cash proceeds from equity transactions described in the preceding paragraph;

(3) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from a substantially concurrent sale of subordinated Indebtedness of the Company;

(4) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the payment of any dividends or distributions by the Company to Holdings which Holdings promptly applies to repurchase its Capital Stock, including rights, options or warrants to acquire such Capital Stock, from employees of Holdings or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, provided that the aggregate amount of such payments do not exceed $2.0 million in any fiscal year; provided, however, that amounts not expended in any calendar year may be expended in succeeding fiscal years up to a maximum of $6.0 million in any fiscal year;

(5) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, Restricted Payments not to exceed $15.0 million during the term of this Indenture;

(6) dividends or payments to Holdings for overhead expenses, including legal, accounting and other professional fees, directly attributable to the operations of the Company and the Restricted Subsidiaries;

(7) the payment of any dividends or distributions by the Company to Holdings that Holdings promptly applies to repurchase options to purchase Holdings’ Capital Stock held by a former employee or payment made by the Company to such former employee in consideration for the cancellation of such former employee’s options to purchase Holdings’ Capital Stock; provided, however, that the aggregate amount of such dividends or distributions or payments shall not exceed $3.0 million;

(8) the distribution or payment of dividends by the Company (i) to Holdings that Holdings promptly applies to either pay dividends to Holdings stockholders or to repurchase shares of Holdings Capital Stock or (ii) to make a distribution to employees and a director who hold options to purchase Holdings Capital Stock pro rata in relation to the shares of Holdings Capital Stock issuable upon exercise of such options, in either case within a reasonable time after the Issue Date with the proceeds from the Initial Securities and the borrowings under the Senior Credit Facility; and

(9) the payment of dividends on the Company’s Common Stock (or dividends, distributions or advances to Holdings to allow Holdings to pay dividends on Holdings’ Common Stock) following the first Public Equity Offering of the Company’s Common Stock (or of Holdings’ Common Stock, as the case may be) after the Issue Date, of, whichever is earlier, (i) in the case of the first public offering of the Company’s Common Stock, up to 6% per annum of the Equity Offering Net Cash Proceeds received by the Company in such public offering or (ii) in the case of the first Public Equity Offering of Holdings’ Common Stock, up to 6% per annum of the amount contributed by Holdings to the Company from the Equity Offering Net Cash Proceeds received by Holdings in such public offering, in each case, other than public offerings of the Company’s or Holdings’ Common Stock registered on Form S-4 or S-8.

In determining the aggregate amount of Restricted Payments made under the first paragraph of this Section 4.05, amounts expended under clauses (1), (4) and (9) of the immediately preceding paragraph will be included, but amounts under clauses (2), (3), (5), (6), (7) and (8) of the immediately preceding paragraph will not be included.

The amount of all Restricted Payments, other than cash, shall be the fair market value, on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.05 shall be determined by the Company’s Board of Directors.

Section 4.06. Limitation on Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) at least 75% of the consideration therefore received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

However, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the preceding paragraph if:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of; and

(2) at least 75% of the consideration for such Asset Sale constitutes cash or Replacement Assets; provided that any consideration not constituting Replacement Assets, received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the next paragraph.

(b) Within 360 days of the receipt of any Net Cash Proceeds from an Asset Sale, the Company may apply such Net Cash Proceeds, at its option:

(1) to prepay Indebtedness under the Senior Credit Facility and permanently reduce the availability thereunder;

(2) to repay any Senior Indebtedness and permanently reduce the availability thereunder;

(3) to make an investment in Replacement Assets; or

(4) to effect a combination of the transactions set forth in clauses (1) through (3) above.

When the aggregate amount of Net Cash Proceeds from Asset Sales which are not applied or invested as provided in the preceding paragraph (“Excess Proceeds”) exceeds $10.0 million, the Company shall make an offer to all Holders to purchase on a pro rata basis, that amount of Securities equal to the amount of Excess Proceeds. The offer price will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and will be paid in cash. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines, as the case may be, not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (1) through (4) of the immediately preceding paragraph, (each, a “Net Proceeds Offer Trigger Date”), the Company shall make the offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.06 and shall comply with the provisions of this Section 4.06 in connection with such deemed sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

(c) Within 30 days following the Net Proceeds Offer Trigger Date, the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Securities, with a copy to the Trustee, which notice shall govern the terms of the Net Proceeds Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer. Such notice shall state:

(1) that the Net Proceeds Offer is being made pursuant to this Section 4.06 and that all Securities validly tendered, in whole or in part, and not withdrawn will be accepted for payment; provided, however, that to the extent that Holders validly tender Securities in an amount exceeding the Net Proceeds Offer Amount, Securities of tendering Holders will be repurchased on a pro rata basis;

(2) the repurchase price (including the amount of accrued interest, if any) and the repurchase date (which shall be no earlier than 30 days nor later than 60 days following the applicable Net Proceeds Offer Trigger Date, other than as may be required by law) and that the Net Proceeds Offer will remain open for a period of 20 business days or such longer period as may be required by law;

(3) that any Security not tendered will continue to accrue interest;

(4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided, however, that each Security repurchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; and

(8) the circumstances and relevant facts regarding the applicable Asset Sale.

(d) On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 cash or Cash Equivalents sufficient to pay the repurchase price plus accrued and unpaid interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof being repurchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers’ Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders so accepted payment in an amount equal to the repurchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Upon the payment of the repurchase price for the Securities accepted for repurchase, the Trustee shall return the Securities repurchased to the Company for cancellation. Any monies remaining after the repurchase of Securities pursuant to a Net Proceeds Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.06, the Trustee shall, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven, act as the Paying Agent.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

Section 4.07. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on or in respect of their Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any of the Restricted Subsidiaries; or

(3) transfer any of the Company’s or the Restricted Subsidiaries’ property or assets to the Company or any other Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) applicable law;

(2) this Indenture;

(3) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business and consistent with past practices governing a leasehold interest of any Restricted Subsidiary;

(4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(5) agreements existing on the Issue Date, to the extent and in the manner such agreements are in effect on the Issue Date;

(6) customary Liens granted by the Company or any Restricted Subsidiary to secure Senior Indebtedness or Senior Indebtedness of a Restricted Subsidiary;

(7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5), (6) or (7) of the second paragraph of Section 4.03; provided that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses;

(8) Purchase Money Indebtedness for property or assets acquired in the ordinary course of business that only imposes encumbrances or restrictions on the property so acquired;

(9) Permitted Liens; and

(10) any agreement for the sale or disposition of the Capital Stock or assets of a Restricted Subsidiary; provided that such encumbrances and restrictions are only applicable to such assets or Restricted Subsidiary, as applicable, and any such sale or disposition is made in compliance with Section 4.06.

Section 4.08. Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, incur or suffer to exist any Lien, other than Permitted Liens, on property or assets of the Company or the Restricted Subsidiaries to secure Indebtedness that is pari passu or subordinated in right of payment to the Securities or the Subsidiary Guarantees without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities or the Subsidiary Guarantees; provided that:

(1) in the case of a Lien securing Indebtedness that is pari passu with the Securities or the Subsidiary Guarantees, the Lien securing the Securities or the Subsidiary Guarantees is senior or pari passu in priority with such Lien; and

(2) in the case of a Lien securing Indebtedness that is subordinated in right of payment to the Securities or the Subsidiary Guarantees, the Lien securing the Securities or the Subsidiary Guarantees is senior in priority to such Lien.

Notwithstanding the foregoing, any security interest granted by the Company or any Restricted Subsidiary to secure the Securities or the Subsidiary Guarantees created pursuant to the previous paragraph will provide that such security interest shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of the Company or any Restricted Subsidiary described in the previous paragraph of their security interest (including any deemed release upon indefeasible payment in full of all obligations under such Indebtedness), at a time when:

(1) no other Indebtedness that is pari passu or subordinated in right of payment to the Securities or the Subsidiary Guarantees has been secured by such property or assets of the Company or any such Restricted Subsidiary; or

(2) the holders of all such other Indebtedness which is secured by such property or assets of the Company or any such Restricted Subsidiary release their security interest in such property or assets (including any deemed release upon indefeasible payment in full of all obligations under such Indebtedness).

Section 4.09. Limitation on Affiliate Transactions.

The Company will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or a series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or a series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or the Restricted Subsidiaries;

(2) payment of reasonable fees and compensation paid to, and indemnity provided on behalf of, the Company’s and or any of the Restricted Subsidiaries’ officers, directors, employees or consultants and determined in good faith by the Company’s Board of Directors;

(3) agreements in effect on the Issue Date, which consist of:

(a) the Stockholders Agreement among the several stockholders of Holdings; and

(b) the Registration Rights Agreement among the several stockholders Holdings; and

(4) Restricted Payments that are permitted by the provisions of this Indenture.

Section 4.10. Change of Control.

(a) If a Change of Control occurs, each Holder will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of such Holder’s Securities. In the Change of Control offer, the Company will offer payment in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following a Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).

(b) Prior to complying with the provisions of this Section 4.10, but in any event within 30 days following a Change of Control, if the repurchase of Securities would violate any other Indebtedness, the Company will either repay all such Indebtedness or obtain the requisite consents, if any, under all agreements governing such Indebtedness to permit the repurchase of Securities. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Within 30 days following the Change of Control, the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Securities, with copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Securities validly tendered and not withdrawn will be accepted for payment;

(2) the repurchase price (including the amount of accrued interest, if any) and the Change of Control Payment Date;

(3) that any Security not tendered will continue to accrue interest;

(4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security repurchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; and

(8) the circumstances and relevant facts regarding such Change of Control.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(e) The paying agent will promptly mail to each holder of Securities so tendered the change of control payment for such Securities, and the Trustee will promptly authenticate and mail, or cause to be transferred by book-entry, to each Holder a new Security equal in aggregate principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

(f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

(g) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

Section 4.11. Future Subsidiary Guarantees.

If the Company or any of its Restricted Subsidiaries transfer or cause to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries organize, acquire or otherwise invest in another Restricted Subsidiary, then such transferee or newly acquired or other Restricted Subsidiary shall execute and deliver to the Trustee a supplemental indenture as a Subsidiary Guarantor and deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

Section 4.12. Designation of Restricted and Unrestricted Subsidiaries.

The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment constituting a Restricted Payment made as of the time of such designation. All such outstanding Investments will be valued at the fair market value of the Company’s proportionate interest in the net worth of such Subsidiary at the time of such designation calculated in accordance with GAAP. That designation will only be permitted if such Restricted Payment would be permitted at that time. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default and all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such redesignation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

Neither the Company nor any Restricted Subsidiary shall at any time:

(1) provide credit support for or Guarantee any Indebtedness of any Unrestricted Subsidiary;

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

Section 4.13. Conduct of Business.

The Company and its Restricted Subsidiaries will not engage in any businesses other than Permitted Businesses.

Section 4.14. Reports to Holders.

Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company will furnish to the Trustee, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file these forms, including a “Management’s discussion and analysis of financial condition and results of operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s discussion and analysis of financial condition and results of operations,” the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company (unless immaterial and not required by Commission rules)) and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file these reports.

In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all of the information and reports referred to in the above clauses with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make this information available to securities analysts and prospective investors upon request.

In addition, the Company will furnish the holders, and securities analysts and prospective investors upon their request, information required to be delivered under Rule 144A(d)(4) under the Securities Act. For purposes of this covenant, the Company will be deemed to have furnished such information if it has filed the reports referred to in the first paragraph of this covenant above with the Commission and such reports are publicly available.

The Trustee hereby disclaims any verification or responsibility for the validity of any financial information furnished to the Holders pursuant to this Section 4.14.

Section 4.15. Corporate Existence.

Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly-Owned Restricted Subsidiaries of the Company with or into another Wholly-Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly-Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

Section 4.16. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

Section 4.17. Notice of Defaults.

(a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

(b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers’ Certificate to the Trustee specifying the Default or Event of Default.

Section 4.18. Maintenance of Properties and Insurance.

(a) The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

(b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, and workers’ compensation insurance.

Section 4.19. Compliance Certificate.

The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer or chief financial officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.19 shall be for the fiscal year ending January 2, 2005.

Section 4.20. Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.21. Payments for Consent.

Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Securities, this Indenture or the Registration Rights Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE V

MERGERS; SUCCESSOR CORPORATION

Section 5.01. Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions:

(1) consolidate or merge with or into another Person, whether or not the Company is the surviving corporation; or

(2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person, unless:

(a) either:

(i) the Company is the surviving or continuing corporation; or

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(c) immediately after such transaction no Default or Event of Default exists; and

(d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any relating financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, be able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.03.

For purposes of the foregoing, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Each Subsidiary Guarantor will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

(1) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) such Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) assumes all of the obligations of the Subsidiary Guarantor on its Subsidiary Guarantee pursuant to a supplemental indenture;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Company will, on the date of such transaction after giving pro forma effect thereto and any relating financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, be able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.03.

Section 5.02. Successor Corporation Substituted.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, as applicable, under this Indenture and the Securities, as applicable, and the Registration Rights Agreement with the same effect as if such surviving entity had been named as such and the Company shall be discharged from its Obligations under this Indenture and the Securities or such Subsidiary Guarantor shall be discharged from its Obligations under this Indenture and its Subsidiary Guarantee.

ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01. Events of Default.

Each of the following shall be an “Event of Default” for purposes of this Indenture:

(1) default for 30 days in the payment when due of interest or additional interest (as required by the Registration Rights Agreement) on the Securities, whether or not prohibited by Articles Eight or Twelve;

(2) default in payment when due of the principal of or premium, if any, on the Securities, whether or not prohibited by Articles Eight or Twelve;

(3) failure by the Company or any Subsidiary Guarantor to comply with Section 5.01;

(4) failure for 30 days after written notice specifying any other failure to comply with any other covenant or agreement contained in this Indenture (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

(5) default under one or more instruments under which there may be issued or by which there may be secured or evidenced any Indebtedness having an outstanding principal amount of $20.0 million or more, individually or in the aggregate, of the Company or any of its Restricted Subsidiaries, if that default:

(a) results in the acceleration of such Indebtedness prior to its express maturity; or

(b) is caused by a failure to pay principal of such Indebtedness at its stated maturity and the grace period provided in such Indebtedness on the date of such default has expired;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed, within a period of 60 days of the entry thereof;

(7) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing; and

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Securities may declare the principal of, and premium, if any, and accrued interest on all the Securities to be due and payable by notice in writing to the Company (and to the Trustee if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Securities as described in the two preceding paragraphs, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the decision would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration or acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (8) or (9) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Default.

Subject to Sections 2.08, 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to Section 2.09 and 2.10, the Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Section 6.06. Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third: to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

ARTICLE VII

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein; and

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any facts and mathematical calculations stated therein).

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and to the applicable provisions of the TIA.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely on and shall be protected in acting or refraining to act upon any document believed by it to be genuine and to have been signed or presented by the proper person or parties. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage determined to have been caused by the Trustee’s own negligence or bad faith;

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.]

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to Sections 7.10 and 7.11. Any Agent may do the same with like rights.

Section 7.04. Trustee’s Disclaimer.

The Trustee assumes no responsibility for the correctness of, and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Section 7.06. Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after each May 15 beginning with the May 15 following the Issue Date, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

Section 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence or bad faith. Such expenses shall include, but are not limited to, the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Sections 9.01 and 9.03 hereof.

Each of the Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including, but not limited to, the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is determined to have been caused by its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company’s expense; provided, however, that the Trustee shall have the right to employ its own counsel in any such action only if a conflict exists (based upon advice of counsel) between the Company and the Trustee, in which case the reasonable fees and expenses of Trustee’s counsel will be at the expense of the Company.

The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the material violation of this Indenture by the Trustee.

To secure the Company’s payment obligations pursuant to this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the repurchase price or redemption price of any Securities to be purchased pursuant to a Net Proceeds Offer, a Change of Control Offer or a redemption, as the case may be.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company’s obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

(c) a custodian or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Trustee’s Application for Instruction from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.13. Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.13:

(i) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;

(ii) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(iii) that it will give the Trustee written notice within three Business Days of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

ARTICLE VIII

SUBORDINATION OF SECURITIES

Section 8.01. Securities Subordinated to Senior Indebtedness.

The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article Eight; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

Section 8.02. No Payment on Securities in Certain Circumstances.

No direct or indirect payment (except that Holders may receive and retain Permitted Junior Securities and excluding any payment from funds deposited in accordance with, and held in trust for the benefit of Holders pursuant to Article Nine (a “Defeasance Trust Payment”)) by the Company of principal of or interest on or other payments in respect of the Securities (including any deposit pursuant to Section 9.03 or repurchase, redemption or other retirement of any Securities) shall be made if:

(1) at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness; or

(2) any other default occurs and is continuing with respect to any Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company or the holders of such Designated Senior Indebtedness.

Payments on the Securities may and shall be resumed:

(i) in the case of a payment default, upon the date on which such default is cured or waived; and

(ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of at least 90 consecutive days.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(1) or (2), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

Section 8.03. Payment Over of Proceeds upon Dissolution, etc.

(a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (excluding any payment or distribution of Permitted Junior Securities and any Defeasance Trust Payment), all Senior Indebtedness then due shall first be paid in full in cash before the Holders or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution by the Company with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding up or total liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

(b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

Section 8.04. Subrogation.

Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

Section 8.05. Obligations of Company Unconditional.

Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

Section 8.06. Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 8.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

Section 8.08. Trustee’s Relation to Senior Indebtedness.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

Section 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 8.10. Holders Authorize Trustee To Effectuate Subordination of Securities.

Each Holder by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

Section 8.11. This Article Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in Section 6.01.

Section 8.12. Trustee’s Compensation Not Prejudiced.

Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

Section 8.13. No Waiver of Subordination Provisions.

Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 8.14. Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution.

All cash and Cash Equivalents deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Securities or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company’s and the Subsidiary Guarantors’ obligations under the

Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02 or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

Section 8.15. Acceleration of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration; provided, however, that the Company and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered to the Company or the Trustee an address for service of such a notice (and the Company and the Trustee shall only be obligated to deliver the notice to the address so specified). If any Designated Senior Indebtedness is outstanding, the Company shall not pay the Securities until five Business Days after the holders or Representative(s) of such Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Securities, only if this Article Eight otherwise permits payments at that time.

ARTICLE IX

DISCHARGE OF INDENTURE

Section 9.01. Termination of Company’s Obligations.

The Company may terminate its and the Subsidiary Guarantors’ obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 9.01, if:

(1) either (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee, and in the case of clauses (i), (ii) and (iii) above, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash, Cash Equivalents, or a combination of such cash and Cash Equivalents, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not previously delivered to the Trustee for cancellation for principal, premium, if any, and interest and additional interest, if any, on the Securities to the date of deposit, in the case of Securities that have become due and payable, or to the stated maturity or redemption date, as the case may be;

(2) the Company has paid all other sums payable under this Indenture by the Company;

(3) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; and

(4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the first paragraph of this Section 9.01, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12, 4.01, 4.02, 7.07, 7.08, 9.05 and 9.06 shall survive until the Securities are no longer outstanding. Thereafter the Company’s obligations in Sections 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

After such delivery or irrevocable deposit and delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s and the Subsidiary Guarantors’ obligations under the Securities and this Indenture except for those surviving obligations specified above. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Cash Equivalents deposited pursuant to this Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

Section 9.02. Defeasance.

(a) The Company may at its option terminate its and the Subsidiary Guarantors’ obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may, at its option, at any time elect to have either paragraph (b) or (c) below be applied to all outstanding Securities, subject in either case to compliance with the conditions set forth in Section 9.03.

(b) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, except for (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (2) the Company’s obligations under Sections 2.03, 2.05, 2.06, 2.07, 2.10 and 2.11, (3) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Company’s obligations in connection therewith and (4) Article Nine of this Indenture (hereinafter, “Legal Defeasance”). Subject to compliance with this Article Nine, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c) Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.03, be released from its obligations under the covenants contained in Sections 4.03 through 4.19 and Article Five with respect to the outstanding Securities (hereinafter, “Covenant Defeasance”). In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 9.03, any failure or omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities.

Section 9.03. Conditions to Legal Defeasance or Covenant Defeasance.

In order to exercise either Legal Defeasance pursuant to Section 9.02(b) or Covenant Defeasance pursuant to Section 9.02(c):

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash, Cash Equivalents, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated Final Maturity Date or on the applicable Redemption Date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of an election under Section 9.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 9.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(8) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

Section 9.04. Application of Trust Money.

The Trustee shall hold in trust cash or Cash Equivalents deposited with it pursuant to Sections 9.01 and 9.03, and shall apply the deposited money and the money from Cash Equivalents in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

Section 9.05. Repayment to Company.

Subject to Sections 7.07, 9.01 and 9.03, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

Section 9.06. Reinstatement.

If the Trustee is unable to apply any cash or Cash Equivalents in accordance with Section 9.01 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 or 9.03, as the case may be, until such time as the Trustee is permitted to apply all such cash or Cash Equivalents in accordance with Section 9.01 or 9.03, as the case may be; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or Cash Equivalents held by the Trustee.

ARTICLE X

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders.

The Company and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption by a successor Person of all obligations of the Company under the Securities and his Indenture in connection with any transaction complying with Article Five of this Indenture;

(4) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder under this Indenture;

(5) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to secure the Securities pursuant to the requirements of Section 4.08 or otherwise; or

(7) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(8) to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants of such Subsidiary Guarantor herein and in the Subsidiary Guarantee in connection with any transaction complying with Article Five of this Indenture;

(9) to reflect the release of a Subsidiary Guarantor from its obligations with respect to its Subsidiary Guarantee in accordance with the provisions of Section 11.03 and to add a Subsidiary Guarantor pursuant to the requirements of Section 4.11;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

Section 10.02. With Consent of Holders.

Subject to Section 6.07, the Company and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

(2) change the Stated Maturity of the principal of or any installment of interest on any Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the Holders;

(3) reduce the principal amount (or premium) of any Security;

(4) reduce the rate of or extend the time for payment of interest, including Defaulted Interest, on any Security;

(5) change the place or currency of payment of the principal of (or premium) or interest on any Security;

(6) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this Section 10.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder affected);

(7) waive a Default in the payment of the principal of or interest on or redemption or purchase payment with respect to any Security (except a rescission of acceleration of the Securities by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

(8) modify the provisions relating to any Net Proceeds Offer pursuant to Section 4.06 or a Change of Control Offer pursuant to Section 4.10 in a manner materially adverse to the Holders;

(9) modify the ranking or priority of the Securities or the Subsidiary Guarantee in respect of any Subsidiary Guarantor, or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness, or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders; or

(10) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with this Indenture.

An amendment under this Section 10.02 may not make any change under Article Eight or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, (or any representative thereof authorized to give a consent) shall have consented to such change.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03. Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.04. Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 10.05. Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06. Trustee To Sign Amendments, etc.

The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

ARTICLE XI

SUBSIDIARY GUARANTEE

Section 11.01. Unconditional Guarantee.

Each Subsidiary Guarantor hereby unconditionally, jointly and severally, Guarantees (each, a “Subsidiary Guarantee”) to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, interest on the overdue principal and interest on any overdue interest on the Securities, Additional Interest and Post-Petition Interest and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

Section 11.02. Severability.

In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.03. Release of a Subsidiary Guarantor.

If the Securities are defeased in accordance with the terms of this Indenture, or if Section 5.01(b) is complied with, or if, subject to the requirements of Section 5.01(a), all or substantially all of the assets of any Subsidiary Guarantor or all of the Equity Interests of any Subsidiary Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers’ Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.06 and within the time limits specified by Section 4.06, then each Subsidiary Guarantor (in the case of defeasance) or such Subsidiary Guarantor (in the case of compliance with Section 5.01(b) or in the event of a sale or other disposition of all of the Equity Interests of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 11.03. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

Section 11.04. Limitation of Subsidiary Guarantor’s Liability.

Each Subsidiary Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including any Senior Indebtedness incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 11.05, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent transfer or conveyance.

Section 11.05. Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under the Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount, based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Subsidiary Guarantor’s obligations with respect to the Subsidiary Guarantee.

Section 11.06. Subordination of Subrogation and Other Rights.

Each Subsidiary Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Subsidiary Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

ARTICLE XII

SUBORDINATION OF SUBSIDIARY GUARANTEE

Section 12.01. Subsidiary Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.

Each Subsidiary Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Subsidiary Guarantee of such Subsidiary Guarantor shall be issued subject to the provisions of this Article Twelve; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Securities pursuant to the Subsidiary Guarantee made by or on behalf of any Subsidiary Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Subsidiary Guarantor.

Section 12.02. No Payment on Subsidiary Guarantees in Certain Circumstances.

No direct or indirect payment (except that Holders may receive and retain Permitted Junior Securities and excluding any Defeasance Trust Payment) by any Subsidiary Guarantor in respect of the Subsidiary Guarantees (including any deposit pursuant to Section 9.03 or repurchase, redemption or other retirement of any Subsidiary Guarantees) shall be made if:

(1) at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness or Guarantor Senior Indebtedness of the applicable Subsidiary Guarantor beyond any applicable grace period; or

(2) any other default occurs and is continuing with respect to any Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness of the applicable Subsidiary Guarantor to accelerate its maturity and the Trustee receives a Payment Blockage Notice from the Company or the holders of such Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness.

Payments on the Subsidiary Guarantees may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness has been accelerated.

No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of at least 90 consecutive days.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(1) or (2), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness or Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness or Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness or Guarantor Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Senior Indebtedness or Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness or Guarantor Senior Indebtedness.

Section 12.03. Payment Over of Proceeds upon Dissolution, etc.

(a) Upon any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total liquidation or reorganization of such Subsidiary Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (excluding any payment or distribution of Permitted Junior Securities), all Guarantor Senior Indebtedness of such Subsidiary Guarantor then due shall first be paid in full in cash before the Holders or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Subsidiary Guarantor in respect of the Subsidiary Guarantees, or any payment by such Subsidiary Guarantor to acquire any of the Securities for cash, property or securities, or any distribution by such Subsidiary Guarantor in respect of the Subsidiary Guarantees of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Subsidiary Guarantor in respect of the Subsidiary Guarantees upon any such dissolution or winding up or total liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of assets or securities of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

(b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Subsidiary Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

Section 12.04. Subrogation.

Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Subsidiary Guarantor, or provision for payment, the Holders shall be subrogated to the rights of the holders of such Guarantor

Senior Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders or the Trustee on their behalf shall, as between such Subsidiary Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Indebtedness of each Subsidiary Guarantor, on the other hand.

If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

Section 12.05. Obligations of Subsidiary Guarantors Unconditional.

Subject to Sections 11.04 and 8.02, nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among each of the Subsidiary Guarantors and the Holders, the obligation of each Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guarantee of such Subsidiary Guarantor, or is intended to or shall affect the relative rights of the Holders and creditors of any Subsidiary Guarantor other than the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Subsidiary Guarantor then due and payable shall first be paid in full before the Holders or the Trustee are entitled to receive any direct or indirect payment from such Subsidiary Guarantor of principal of or interest on the Securities pursuant to such Subsidiary Guarantor’s Subsidiary Guarantee.

Section 12.06. Notice to Trustee.

The Company and each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantees pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Subsidiary Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Subsidiary Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section 12.04. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities of a Subsidiary Guarantor referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

Section 12.08. Trustee’s Relation to Guarantor Senior Indebtedness.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

Section 12.09. Subordination Rights Not Impaired by Acts or Omissions of the Subsidiary Guarantors or Holders of Guarantor Senior Indebtedness.

No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

Section 12.10. Holders Authorize Trustee To Effectuate Subordination of Subsidiary Guarantee.

Each Holder by his acceptance of such Security authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

Section 12.11. This Article Not To Prevent Events of Default.

The failure to make a payment on the Securities or Subsidiary Guarantees by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1) or (2) of Section 6.01.

Section 12.12. Trustee’s Compensation Not Prejudiced.

Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

Section 12.13. No Waiver of Subsidiary Guarantee Subordination Provisions.

Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Subsidiary Guarantor and any other Person.

Section 12.14. Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution.

All cash and Cash Equivalents deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Twelve.

Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Subsidiary Guarantor, except under the conditions described in Section 12.03, from making payments of principal of and interest on the Securities pursuant to the Subsidiary Guarantees, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.07. The Subsidiary Guarantors shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor.

Section 12.15. Acceleration of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness (or their Representatives) of the acceleration; provided, however, that the Company and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered to the Company or the Trustee an address for service of such a notice (and the Company and the Trustee shall only be obligated to deliver the notice to the address so specified). If any Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness is outstanding, the Subsidiary Guarantors shall not make any payments in respect of the Subsidiary Guarantees until five Business Days after the holders or Representative(s) of such Designated Senior Indebtedness or Designated Guarantor Senior Indebtedness receives notice of such acceleration and, thereafter, may make payments in respect of the Subsidiary Guarantees, only if this Article Twelve otherwise permits payments at that time.

ARTICLE XIII

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 13.02. Notices.

Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

if to the Company or to the Subsidiary Guarantors:

Carrols Corporation

968 James Street

Syracuse, New York 13203

Attention: Chief Financial Officer

Facsimile: (315) 475-9616

Telephone: (315) 475-9616 x223

with a copy to:

Katten Muchin Zavis Rosenman

575 Madison Avenue

New York, New York 10022

Attention: Wayne A. Wald, Esq.

Facsimile: (212) 940-8776

Telephone: (212) 940-8800

if to the Trustee:

The Bank of New York

101 Barclay Street

8th Floor West

New York, NY 10286

Attention: Corporate Trust Administration

Facsimile: (212) 815-5707

Telephone: (212) 815-4779

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.06. Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.07. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto and thereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture and the Securities.

Section 13.08. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantee of such Subsidiary Guarantor or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

Section 13.09. Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Subsidiary Guarantor in this Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.10. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.11. Severability.

In case any provision in this Indenture, in the Securities or in the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

Section 13.12. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.13. Legal Holidays.

If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

CARROLS CORPORATION

By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President, Secretary and General Counsel

CARROLS J.G. CORP.
CARROLS REALTY HOLDINGS CORP.
CARROLS REALTY I CORP.
CARROLS REALTY II CORP.
POLLO FRANCHISE, INC.
POLLO OPERATIONS, INC.
QUANTA ADVERTISING CORP.
TACO CABANA, INC.
TC LEASE HOLDINGS III, V AND VI, INC.
T.C. MANAGEMENT, INC.
TP ACQUISITION CORP.,
As Subsidiary Guarantors

By:	/s/ Joseph A. Zirkman
Name:	Joseph Zirkman
Title:	Vice President

TEXAS TACO CABANA, L.P., as Subsidiary Guarantor By T.C. Management, Inc., as General Partner

By:	/s/ Joseph A. Zirkman
Name:	Joseph Zirkman
Title:	Vice President

CABANA BEVCO LLC, as Subsidiary Guarantor

By:	/s/ Shanna Garcia
Name:	Shanna Garcia
Title:	Manager
CABANA BEVERAGES, INC., as Subsidiary Guarantor

By:	/s/ Shanna Garcia
Name:	Shanna Garcia
Title:	President
TC BEVCO LLC, as Subsidiary Guarantor

By:	/s/ Shanna Garcia
Name:	Shanna Garcia
Title:	Manager

GET REAL, INC., as Subsidiary Guarantor

By:	/s/ Julio Murillo

Name:	Julio Murillo
Title:	Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ Kisha A. Holder

Name:	Kisha A. Holder
Title:	Assistant Vice President

EXHIBIT A

[FORM OF SERIES A SECURITY]

[Applicable Restricted Securities Legend]

[Depository Legend, if applicable]

CARROLS CORPORATION

9% Senior Subordinated Note

due January 15, 2013, Series A

CUSIP No.:

No.	$

CARROLS CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of                 , on January 15, 2013.

Interest Payment Dates: January 15 and July 15, commencing on July 15, 2005.

Interest Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

CARROLS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Dated:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the 9% Senior Subordinated Notes due 2013, Series A, described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

(Reverse of Security)

CARROLS CORPORATION

9% Senior Subordinated Note

due January 15, 2013, Series A

1.	Interest.

CARROLS CORPORATION, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above, plus any Additional Interest. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2004. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 15, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest and any Additional Interest on overdue principal from time to time on demand and on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities

2.	Method of Payment.

The Company shall pay interest and any Additional Interest on the Securities (except defaulted interest as described above) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.	Paying Agent and Registrar.

Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.	Indenture and Subsidiary Guarantees.

The Company issued the Securities under an Indenture, dated as of December 15, 2004 (the “Indenture”), by and among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 9% Senior Subordinated Notes due 2013, Series A (the “Initial Securities”), which may be issued under the Indenture. The Securities include the Initial Securities, the Exchange Securities (as defined below) issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement, and any Additional Securities. The

Initial Securities, the Exchange Securities and any Additional Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the Issue Date (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

Payment on the Securities is Guaranteed (each, a “Subsidiary Guarantee”), on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary of the Company existing on the Issue Date (each, a “Subsidiary Guarantor”) pursuant to Article Eleven and Article Twelve of the Indenture. In addition, the Indenture requires the Company to cause each Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Subsidiary Guarantor and Guarantee payment on the Securities pursuant to Article Eleven and Article Twelve of the Indenture. In certain circumstances, the Subsidiary Guarantees may be released.

5.	Optional Redemption.

The Securities will be redeemable, at the Company’s option, in whole or in part at any time, on and after January 15, 2009, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2009	104.500%
2010	102.250%
2011 and thereafter	100.000%

6.	Optional Redemption upon Public Equity Offerings.

At any time, or from time to time, on or prior to January 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of Securities originally issued at a redemption price equal to 109.0% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the principal amount of Securities originally issued remain outstanding immediately after any such redemption (excluding any Securities held by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

7.	Notice of Redemption.

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8.	Change of Control Offer.

Following the occurrence of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Company shall, within 60 days after the Change of Control Date, make a Change of Control Offer to repurchase all Securities then outstanding at a repurchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

9.	Limitation on Disposition of Assets.

The Company is, subject to certain conditions, obligated to make a Net Proceeds Offer to repurchase Securities at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.	Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.	Defeasance.

The Company and the Subsidiary Guarantors may be discharged from their obligations under the Indenture, the Securities and the Subsidiary Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Subsidiary Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Securities and the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Subsidiary Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.	Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

16.	Defaults and Remedies.

If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders may not enforce the Indenture, the Securities or the Subsidiary Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Subsidiary Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.	No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantee of such Subsidiary Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Subsidiary Guarantees.

19.	Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.	CUSIP, Common Code and ISIN Numbers.

The Company has caused CUSIP, Common Code or ISIN numbers, if applicable, to be printed on the Securities and have directed the Trustee to use CUSIP, Common Code or ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.	Registration Rights.

Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 9% Senior Subordinated Note due 2013, Series B, of the Company (an “Exchange Security”) which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Security. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

23.	Governing Law.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto and thereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or this Security.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Security repurchased by the Company pursuant to Section 4.06 or Section 4.10 of the Indenture, check the appropriate box:

Section 4.06 ☐

Section 4.10 ☐

If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.06 or Section 4.10 of the Indenture, state the amount: $                    .

Dated:	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

[FORM OF SERIES B SECURITY]

[Depository Legend, if applicable]

CARROLS CORPORATION

9% Senior Subordinated Note

due January 15, 2013, Series B

CUSIP No.

No.	$

CARROLS CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of                     , on January 15, 2013.

Interest Payment Dates: January 15 and July 15, commencing on July 15, 2005.

Interest Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

CARROLS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Dated:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the 9% Senior Subordinated Notes due 2013, Series B, described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

(Reverse of Security)

CARROLS CORPORATION

9% Senior Subordinated Note

due 2013, Series B

1.	Interest.

CARROLS CORPORATION, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2004. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 15, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities

2.	Method of Payment.

The Company shall pay interest on the Securities (except defaulted interest as described above) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.	Paying Agent and Registrar.

Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.	Indenture and Subsidiary Guarantees.

The Company issued the Securities under an Indenture, dated as of December 15, 2004 (the “Indenture”), by and among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 9% Senior Subordinated Notes due 2013, Series B (the “Exchange Securities”), which may be issued under the Indenture. The Securities include the Initial Securities, the Exchange Securities and any Additional Securities (each as defined in the Indenture). The Initial Securities, the Exchange Securities and any Additional Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the Issue Date (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

Payment on the Securities is Guaranteed (each, a “Subsidiary Guarantee”), on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary of the Company existing on the Issue Date (each, a “Subsidiary Guarantor”) pursuant to Article Eleven and Article Twelve of the Indenture. In addition, the Indenture requires the Company to cause each Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Subsidiary Guarantor and Guarantee payment on the Securities pursuant to Article Eleven and Article Twelve of the Indenture. In certain circumstances, the Subsidiary Guarantees may be released.

5.	Optional Redemption.

The Securities will be redeemable, at the Company’s option, in whole or in part at any time, on and after January 15, 2009, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2009	104.500%
2010	102.250%
2011 and thereafter	100.000%

6.	Optional Redemption upon Public Equity Offerings.

At any time, or from time to time, on or prior to January 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of Securities originally issued at a redemption price equal to 109.0% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the principal amount of Securities originally issued remain outstanding immediately after any such redemption (excluding any Securities held by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

7.	Notice of Redemption.

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8.	Change of Control Offer.

Following the occurrence of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Company shall, within 60 days after the Change of Control Date, make a Change of Control Offer to repurchase all Securities then outstanding at a repurchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

9.	Limitation on Disposition of Assets.

The Company is, subject to certain conditions, obligated to make a Net Proceeds Offer to repurchase Securities at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.	Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.	Defeasance.

The Company and the Subsidiary Guarantors may be discharged from their obligations under the Indenture, the Securities and the Subsidiary Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.	Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

16.	Defaults and Remedies.

If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders may not enforce the Indenture, the Securities or the Subsidiary Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Subsidiary Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.	No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantee of such Subsidiary Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Subsidiary Guarantees.

19.	Authentication.

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.	CUSIP, Common Code and ISIN Numbers.

The Company has caused CUSIP, Common Code or ISIN numbers, if applicable, to be printed on the Securities and have directed the Trustee to use CUSIP, Common Code or ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.	Governing Law.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto and thereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or this Security.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	_________________________	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Security repurchased by the Company pursuant to Section 4.06 or Section 4.10 of the Indenture, check the appropriate box:

Section 4.06 ☐

Section 4.10 ☐

If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.06 or Section 4.10 of the Indenture, state the amount: $

Dated:	_________________________	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT D

Form of Transferee Letter of Representation

[Date]

The Bank of New York

101 Barclay Street

8th Floor West

New York, NY 10286

Attention: Corporate Trust Division

Re:	Carrols Corporation
9% Senior Subordinated Notes due 2013, Series A

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $                         principal amount of the 9% Senior Subordinated Notes due 2013, Series A (the “Securities”) of Carrols Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:_________________________________________________

Address:_______________________________________________

Taxpayer ID Number:_____________________________________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A of the Securities Act

E-1

(a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and The Bank of New York, as Trustee (the “Trustee”), which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

TRANSFEREE:

BY:

cc:	Carrols Corporation

E-2

EXHIBIT E

Form of Certificate To Be Delivered

in Connection with Regulation S Transfers

[Date]

The Bank of New York

101 Barclay Street

8th Floor West

New York, NY 10286

Attention: Corporate Trust Division

Re:	Carrols Corporation
9% Senior Subordinated Notes due 2013, Series A

Ladies and Gentlemen:

In connection with our proposed sale of $                         aggregate principal amount of the 9% Senior Subordinated Notes due 2013, Series A (the “Securities”) of Carrols Corporation (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Securities was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

The Bank of New York, as Trustee, and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

F-1

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

cc:	Carrols Corporation

F-2